Exhibit 99.1

Certain Information to be Provided to Prospective Debt Financing Sources

Set forth below is certain information included in a presentation to certain third parties in connection with debt financing by Emdeon Inc. (“Emdeon”) for the previously announced acquisition of Altegra Health, Inc. (“Altegra”) through a senior secured incremental term loan facility and senior unsecured bridge loans (the “Debt Commitment Financing”).

Sources and Uses

The following table reflects the estimated sources and uses of the funds from the Debt Commitment Financing and may vary at the closing of the Debt Commitment Financing. The below also assumes the sizes of the incremental term loan, the new senior unsecured notes and the new sponsor equity.

($ in millions)
Sources of Funds	Amount
Cash from Balance Sheet	$65
Revolver	60
Incremental Term Loan B	395
New Senior Unsecured Notes	250
New Sponsor Equity	160

Total Sources	$930

Uses of Funds	Amount
Purchase Price	$910
Estimated Fees & Expenses	20

Total Uses	$930

Pro Forma Capitalization

The following table reflects the pro forma capitalization of Emdeon as a result of the Debt Commitment Financing.

($ in millions)
Pro Forma Capitalization	Current	Pro Forma
Cash and Equivalents	$160	$95
Revolver	—	60
Existing Term Loan B	1,418	1,418
Incremental Term Loan B	—	395
Capital Leases	24	24

Senior Secured Debt	$1,442	$1,897

Existing 11.000% Senior Unsecured Notes	375	375
Existing 11.250% Senior Unsecured Notes	375	375
New Senior Unsecured Notes	—	250

Total Debt	$2,192	$2,897

Sponsor Equity	1,215	1,375

Total Capitalization	$3,407	$4,272

Pro Forma Financials	LTM 6/30/15	PF LTM 6/30/15
Emdeon PF Adj. EBITDA	$390	$390
Altegra Health PF Adj. EBITDA	—	59
Estimated PF Cost Synergies	—	15

Combined PF Adj. EBITDA	$390	$463

Pro Forma Credit Statistics
Senior Secured Debt / PF Adj. EBITDA(1)	3.70x	3.97x
Total Debt / PF Adj. EBITDA	5.63x	6.25x
Total Net Debt / PF Adj. EBITDA(2)	5.31x	6.05x

(1)	The revolver debt is not included in the senior secured leverage calculation per Emdeon’s exiting credit agreement and indentures.
(2)	Cash netting capped at $125 million per Emdeon’s existing credit agreement.

Reconciliation of Non-GAAP Financial Measures

Emdeon

Reconciliations of Emdeon’s Net Income (Loss) determined in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) to Adjusted EBITDA and Pro Forma Adjusted EBITDA have been provided in the chart below. An explanation of these non-GAAP measures is also included under the heading “Explanation of Non-GAAP Financial Measures” below. To properly evaluate Emdeon’s business, Emdeon encourages investors not to rely on any single financial measure to evaluate Emdeon’s business and to review the GAAP reconciliations. These non-GAAP measures, as Emdeon defines them, may not be similar to non-GAAP measures used by other companies.

Emdeon Inc.

Reconciliation of GAAP Net Income to Adjusted EBITDA

(unaudited and amounts in millions)

	Three months ended 3/31,		Three months ended 6/30,		Year To Date 6/30,		LTM 6/30,
	2014	2015	2014	2015	2014	2015	2015
Net income (loss)	$(3.0)	$(5.7)	$(59.5)	$7.9	$(62.5)	$2.2	$(11.2)
Interest expense, net	36.6	38.0	36.5	38.1	73.1	76.1	149.9
Income tax provision (benefit)	(21.3)	(6.0)	(27.0)	(15.9)	(48.2)	(22.0)	(15.6)
Depreciation and amortization	46.5	48.1	46.6	49.5	93.1	97.6	193.8
EBITDA	$58.8	$74.3	$(3.3)	$79.6	$55.5	$154.0	$316.8
EBITDA Adjustments:
Equity compensation	$1.9	$2.2	$1.8	$2.0	$3.7	$4.2	$7.8
Acquisition accounting adjustments	0.3	0.4	0.2	0.5	0.5	0.9	1.4
Acquisition-related costs	1.4	0.8	2.1	2.4	3.5	3.2	6.7
Transaction-related costs and advisory fees	1.5	1.5	1.6	1.7	3.1	3.2	6.5
Strategic initiatives, duplicative and transition costs	5.0	1.0	4.7	2.3	9.8	3.2	6.3
Severance costs	2.7	2.1	1.1	2.0	3.8	4.1	8.3
Accretion	(0.1)	5.0	4.8	3.8	4.8	8.8	18.5
Impairment of long-lived assets	3.1	0.8	76.5	0.1	79.6	1.0	4.6
Contingent Consideration	2.0	(2.0)	(0.3)	1.9	1.7	(0.2)	(0.5)
Other non-routine, net	1.7	1.4	1.1	1.6	2.8	3.0	4.7
Total	19.5	13.2	93.6	18.3	113.2	31.5	64.3
Adjusted EBITDA	$78.3	$87.6	$90.3	$97.9	$168.6	$185.5	$381.2
PF impact of acquisitions and related cost savings initiatives (1)							8.3
Pro Forma Adjusted EBITDA							$389.5
Altegra Health Acquisition (2)							59.0
Cost savings related to Altegra Health acquisition (2)							14.7
Pro Forma Adjusted EBITDA for Altegra Health acquisition							$463.2

(1)	Represents pro forma adjustments for LTM period to reflect acquisitions of Capario, Change Healthcare and AdminiSource Communications as if consummated as of beginning of the period and pro forma adjustments in accordance with Emdeon’s Credit Agreement for the impact of cost savings initiatives. Pro forma adjustments permitted by Emdeon’s Credit Agreement may include adjustments that are not permitted in pro forma financial statements presented in accordance with generally accepted accounting principles or Regulation S-X.
(2)	Includes net pro forma acquired EBITDA for contemplated acquisition of Altegra Health, including related pro forma adjustments for excluding shared services costs, projected cost synergies and other pro forma adjustments in accordance with Emdeon’s Credit Agreement. Pro forma adjustments permitted by Emdeon’s Credit Agreement may include adjustments that are not permitted in pro forma financial statements presented in accordance with generally accepted accounting principles or Regulation S-X.

Altegra

Reconciliations of Altegra’s Net Income (Loss) determined in accordance with GAAP to Adjusted EBITDA and Pro Forma Adjusted EBITDA have been provided in the chart below. An explanation of these non-GAAP measures is also included under the heading “Explanation of Non-GAAP Financial Measures” below. To properly evaluate Altegra’s business, Altegra encourages investors not to rely on any single financial measure to evaluate Altegra’s business and to review the GAAP reconciliations. These non-GAAP measures, as Altegra defines them, may not be similar to non-GAAP measures used by other companies.

Altegra Health

Reconciliation of GAAP Net Income to Adjusted EBITDA

(unaudited and amounts in millions)

	Year Ended December 31,			Three Months Ended 3/31,		Three Months Ended 6/30,		LTM 6/30,
	2012	2013	2014	2014	2015	2014	2015	2015
Net income (loss)	$(1.3)	$2.0	$5.1	$(0.6)	$1.6	$1.3	$3.0	$9.1
Interest expense, net	7.5	4.6	6.7	1.4	1.6	1.5	1.6	7.0
Income tax provision (benefit)	0.9	1.4	3.4	(0.4)	1.1	0.9	1.9	6.0
Depreciation and amortization	14.4	16.7	24.1	5.4	6.9	5.6	6.9	26.9
EBITDA	$21.5	$24.6	$39.4	$5.8	$11.2	$9.2	$13.3	$48.9
EBITDA Adjustments:
Equity compensation	2.9	3.2	4.8	1.1	1.2	1.2	1.5	5.2
Acquisition accounting adjustments	—	(0.9)	0.9	0.2	—	0.2	—	0.4
Acquisition-related costs	1.6	1.3	3.0	1.2	0.1	0.9	0.8	1.8
Sponsor Advisory fees	0.5	0.5	0.5	0.1	0.1	0.1	0.1	0.5
Severance costs	—	0.8	0.9	0.0	0.0	0.3	0.2	0.9
Loss (gain) related to financing transactions	3.1	0.6	0.6	0.6	0.0	0.0	—	0.0
Other non-routine, net	0.3	5.3	1.5	0.8	(0.3)	0.2	0.2	0.3
Total	8.4	10.8	12.2	4.0	1.1	2.9	2.8	9.2
Adjusted EBITDA	$29.9	$35.4	$51.7	$9.9	$12.3	$12.1	$16.2	$58.1
PF impact of acquisitions and related cost savings initiatives(1)								0.9
Pro Forma Adjusted EBITDA								$59.0

(1)	Represents pro forma adjustments to reflect acquisition of Outcome Health Information Solutions as if consummated as of beginning of the period presented and pro forma adjustments for the impact of cost savings initiatives. Pro forma adjustments may include adjustments that are not permitted in pro forma financial statements presented in accordance with generally accepted accounting principles or Regulation S-X.

Explanation of Non-GAAP Financial Measures

Emdeon

Emdeon’s management believes that, in order to properly understand Emdeon’s short-term and long-term financial trends, investors may wish to consider the impact of certain non-cash or non-operating items, when used as a supplement to financial performance measures prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP). Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition to the description provided below, reconciliations of Emdeon’s GAAP to non-GAAP results are provided in the financial statement tables included above.

In this presentation, Emdeon defines Adjusted EBITDA as EBITDA (which is defined as net income (loss) before net interest expense, income tax provision (benefit) and depreciation and amortization), plus certain other non-cash or non-operating items, and defines Pro Forma Adjusted EBITDA as Adjusted EBITDA plus the pro forma effects of acquisitions and cost savings initiatives as permitted by the terms of Emdeon’s credit facilities.

To properly evaluate Emdeon’s business, Emdeon encourages investors to not rely on any single financial measure to evaluate Emdeon’s business and to review the reconciliation of net income (loss) to the non-GAAP measures of Adjusted EBITDA and Pro Forma Adjusted EBITDA. Adjusted EBITDA and Pro Forma Adjusted EBITDA, as Emdeon defines them, may differ from and may not be comparable to similarly titled measures used by other companies, because Adjusted EBITDA and Pro Forma Adjusted EBITDA are not measures of financial performance under GAAP and are susceptible to varying calculations. Adjusted EBITDA and Pro Forma Adjusted EBITDA calculations also are used in Emdeon’s credit facilities and indentures, although the adjustments used to calculate Adjusted EBITDA and Pro Forma Adjusted EBITDA as used in Emdeon’s credit facilities and indentures may vary in certain respects among such agreements and from those presented below.

Emdeon’s management uses Adjusted EBITDA and Pro Forma Adjusted EBITDA to facilitate a comparison of Emdeon’s operating performance on a consistent basis from period to period that, when viewed in combination with Emdeon’s GAAP results, Emdeon’s management believes to provide a more complete understanding of factors and trends affecting Emdeon’s business than GAAP measures alone. Emdeon’s management believes these non-GAAP measures assist Emdeon’s board of directors, management, lenders and investors in comparing Emdeon’s operating performance on a consistent basis because they remove, where applicable, the impact of Emdeon’s capital structure, asset base, acquisition accounting, non-cash charges and non-operating items from Emdeon’s operating performance. Additionally, management uses Adjusted EBITDA and Pro Forma Adjusted EBITDA to evaluate the operational performance of Emdeon as a basis for strategic planning and as a performance evaluation metric in determining achievement of certain executive and management incentive compensation programs.

Altegra Health

Altegra’s management believes that, in order to properly understand Altegra’s short-term and long-term financial trends, investors may wish to consider the impact of certain non-cash or non-operating items, when used as a supplement to financial performance measures prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP). Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition to the description provided below, reconciliations of Altegra’s GAAP to non-GAAP results are provided in the financial statement tables included above.

In this presentation, Altegra defines Adjusted EBITDA as EBITDA (which is defined as net income (loss) before net interest expense, income tax provision (benefit) and depreciation and amortization), plus certain other non-cash or non-operating items, and defines Pro Forma Adjusted EBITDA as Adjusted EBITDA plus the pro forma effects of acquisitions and cost savings initiatives.

To properly evaluate Altegra’s business, Altegra encourages investors to not rely on any single financial measure to evaluate Altegra’s business and to review the reconciliation of net income (loss) to the non-GAAP measures of Adjusted EBITDA and Pro Forma Adjusted EBITDA. Adjusted EBITDA and Pro Forma Adjusted EBITDA, as Altegra defines them, may differ from and may not be comparable to similarly titled measures used by other companies, because Adjusted EBITDA and Pro Forma Adjusted EBITDA are not measures of financial performance under GAAP and are susceptible to varying calculations.

Altegra’s management uses Adjusted EBITDA and Pro Forma Adjusted EBITDA to facilitate a comparison of Altegra’s operating performance on a consistent basis from period to period that, when viewed in combination with Altegra’s GAAP results, Altegra’s management believes to provide a more complete understanding of factors and trends affecting Altegra’s business than GAAP measures alone. Altegra‘s management believes these non-GAAP measures assist Altegra’s board of directors, management, lenders and investors in comparing Altegra’s operating performance on a consistent basis because it removes, where applicable, the impact of Altegra’s capital structure, asset base, acquisition accounting, non-cash charges and non-operating items from Altegra’s operating performance. Additionally, Altegra’s management uses Adjusted EBITDA to evaluate the operational performance of Altegra as a basis for strategic planning and as a performance evaluation metric in determining achievement of certain executive and management incentive compensation programs.

Altegra Health

Historical Financial and Operations Data

The below table includes information on Altegra’s historical financials for 2012, 2013 and 2014. This information excludes the pro forma adjustments to reflect acquisitions as if consummated at the beginning of the period (these pro forma adjustments are included in the Altegra EBITDA reconciliation table above).

Altegra	PF FYE December 31,					Quarter Ending 3/31,		Quarter Ending 6/30,			LTM
($ in millions)	2012	2013		2014		2014	2015	2014	2015		Q2 2015
Total Revenue	$116.2	$138.5		$192.6		$44.1	$54.8	$47.7	$56.2		$211.8
% Growth	—	19.1%		39.1%		—	24.3%	—	17.8%		—
Gross Profit	$74.8	$89.2		$119.1		$26.7	$34.0	$29.2	$36.8		$134.0
% Growth	—	19.3%		33.5%		—	27.4%	—	26.1%		—
% Margin	64.3%	64.4%		61.8%		60.5%	62.0%	61.1%	65.4%		63.3%
Adjusted EBITDA	$29.9	$35.4		$51.7		$9.9	$12.3	$12.1	$16.2		$58.1
% Growth	—	18.2%		46.0%		—	24.2%	—	33.4%		—
% Margin	25.8%	25.6%		26.8%		22.4%	22.4%	25.4%	28.8%		27.4%
Change in Margin (bps)	—	(21)	bps	127	bps	—	(3) bps	—	338	bps	—
Net Income / (Loss)	$(1.3)	$2.0		$5.1		$(0.6)	$1.6	$1.3	$3.0		$9.1